EXHIBIT 10.1

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                            RESTATED LEASE AGREEMENT


                                     BETWEEN


                     THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                               CITY OF MONTGOMERY


                                       AND


                                   KINPAK INC.

                 -----------------------------------------------

                                   RELATING TO
                     THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                               CITY OF MONTGOMERY
             $4,000,000 TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS
                       (KINPAK INC. PROJECT) SERIES 1996A
                   $990,000 INDUSTRIAL REFUNDING REVENUE BONDS
                       (KINPAK INC. PROJECT) SERIES 1996B

                 -----------------------------------------------

                                      DATED

                                      AS OF

                                DECEMBER 1, 1996

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                             ROY S. GOLDFINGER, P.C.
                               MONTGOMERY, ALABAMA
                                  BOND COUNSEL


THIS INSTRUMENT AMENDS, SUPPLEMENTS AND RESTATES THAT CERTAIN LEASE AGREEMENT, DATED AS OF SEPTEMBER 1, 1979 AND RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF MONTGOMERY COUNTY, ALABAMA, IN RLPY BOOK 461, PAGE 566, BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY AS LESSOR AND KINARK CORPORATION AS LESSEE. BY INSTRUMENTS RECORDED IN SAID PROBATE OFFICE IN RLPY BOOK 1639, PAGE 276 AND IN RLPY BOOK ____, PAGE ___, RESPECTIVELY, KINARK CORPORATION ASSIGNED TO OCEAN BIO-CHEM, INC. AND OCEAN BIO-CHEM, INC. ASSIGNED TO KINPAK INC. ALL RIGHT, TITLE AND INTEREST IN AND TO SAID LEASE AGREEMENT. CERTAIN RIGHTS OF THE BOARD UNDER THIS INSTRUMENT HAVE BEEN ASSIGNED TO REGIONS BANK, AS TRUSTEE, PURSUANT TO A TRUST INDENTURE OF EVEN DATE HEREWITH.

                            RESTATED LEASE AGREEMENT
                                     BETWEEN
                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF MONTGOMERY
                                       AND
                                   KINPAK INC.

                                      INDEX
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PARTIES.......................................................................1
RECITALS......................................................................1

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1  Definitions......................................................3
Section 1.2  Interpretation..................................................12
Section 1.3  Captions and Headings...........................................12

                                   ARTICLE II
                          REPRESENTATIONS AND COVENANTS

Section 2.1  Representations by the Issuer...................................13
Section 2.2  Representations and Covenants by the Company - General..........13
Section 2.3  Representations and Covenants by the Company - Tax-Related -
                      Series 1996B Bonds.....................................14
Section 2.4  Representations and Covenants by the Company - Tax-Related -
                      Series 1996A Bonds.....................................17
Section 2.5  Representations and Covenants by the Company - Tax-Related -
                      Refunding Obligations..................................19

                                   ARTICLE III
                                LEASE PROVISIONS

Section 3.1  Demise of the Project; Assignment of Redemption Rights..........22
Section 3.2  Lease Term; Possession and Quiet Enjoyment......................22
Section 3.3  Rentals.........................................................23
Section 3.4  Obligations of Company Unconditional............................24
Section 3.5  Assignment, Sublease or Grant of Use by Company.................24
Section 3.6  Assignment of Lease Agreement and Revenues;
                      Mortgaging of Project..................................25
Section 3.7  Restrictions on Mortgage or Sale of Project.....................25
Section 3.8  Prepayment of Rent; Redemption of Bonds.........................25
Section 3.9  Option to Terminate Lease Agreement and Purchase Project........26
Section 3.10 Option to Purchase Unimproved Leased Realty.....................26
Section 3.11 Conveyance on Exercise of Option to Purchase....................27
Section 3.12 Use of Party Walls..............................................27

                                       i
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                                   ARTICLE IV
                        PROVISIONS RESPECTING THE PROJECT

Section 4.1  Agreement to Complete Project...................................29
Section 4.2  No Warranty of Suitability by Issuer............................30
Section 4.3  Issuer to Pursue Remedies Against Contractors,
                       Subcontractors and Sureties...........................30
Section 4.4  Agreement to Issue Bonds; Application of Proceeds...............31
Section 4.5  Completion of the Project.......................................31
Section 4.6  Maintenance, Alterations and Improvements.......................32
Section 4.7  Taxes, Other Governmental Charges and Utility Charges...........34
Section 4.8  Insurance.......................................................35
Section 4.9  Advances........................................................35
Section 4.10 Damage or Destruction...........................................36
Section 4.11 Condemnation....................................................36
Section 4.12 Removal and Disposition of Equipment............................37

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.1  General Covenants...............................................39
Section 5.2  Inspection of Project...........................................39
Section 5.3  Indemnification.................................................39
Section 5.4  Company Not to Adversely Affect Exclusion from Gross Income.....40
Section 5.5  Covenants under Other Company Documents.........................40
Section 5.6  Rebate Fund Calculations and Payments...........................40
Section 5.7  Investment of Fund Moneys.......................................41
Section 5.8  Letter of Credit; Alternate Credit Facility.....................41

                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

Section 6.1  Events of Default...............................................45
Section 6.2  Remedies on Default.............................................45
Section 6.3  No Remedy Exclusive.............................................46
Section 6.4  Agreement to Pay Attorneys' Fees and Expenses...................46
Section 6.5  No Additional Waiver Implied by One Waiver......................47

                                       ii

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                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1  Prior Agreements Canceled.......................................48
Section 7.2  Issuer's Liabilities Limited....................................48
Section 7.3  Execution Counterparts..........................................49
Section 7.4  Binding Effect..................................................49
Section 7.5  Amendments......................................................49
Section 7.6  Severability....................................................49
Section 7.7  Notices.........................................................49
Section 7.8  Governing Law...................................................50

SIGNATURES...................................................................51
ACKNOWLEDGMENTS..............................................................52

EXHIBIT A - Description of Leased Realty

STATE OF ALABAMA      )

MONTGOMERY COUNTY     )

                            RESTATED LEASE AGREEMENT

         This RESTATED LEASE AGREEMENT (as the same may hereafter be amended or supplemented, this "Lease Agreement") made and entered into as of December 1, 1996, between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, its successors and assigns (the "Issuer"), a public corporation organized under the laws of the State of Alabama (the "State"), and KINPAK INC. (formerly known as Kinbright, Inc.), an Alabama corporation, its successors and assigns (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in
Article I hereof):

         A. The Issuer has been heretofore organized under and is authorized by the Act to acquire, enlarge, improve, expand, own, lease, and dispose of properties to the end that the Issuer may be able to promote industry and develop trade by inducing manufacturing, industrial, commercial and research enterprises to locate in the State, or to enlarge and expand existing enterprises, or both, and further the use of the agricultural products and natural resources of the State.

         B. On October 17, 1979, the Issuer issued the Prior Bonds pursuant to the Act and the Prior Indenture and applied the proceeds thereof to acquire, construct and equip the Existing Facilities as a "project" under the Act, which the Issuer leased to Kinark pursuant to the Original Lease. Pursuant to the Lease Assignments, the Company has succeeded to the position of Kinark as lessee under the Original Lease.

         C. The Company has heretofore expressed to the Issuer its desire (a) to achieve interest rate savings by refinancing the debt represented by the Prior Bonds, (b) to renovate and upgrade the Existing Facilities and (c) to acquire, construct and equip the New Facilities. The Issuer heretofore adopted the Inducement Resolution which provided, among other things, for the entry into the Inducement Agreement with the Company, the issuance of the Bonds by the Issuer to refund (inter alia) the Prior Bonds and to assist in financing the costs of the Project, and the cooperation by the Issuer in obtaining and carrying out various incentives for which the Company may be eligible in connection with the Project.

         D. The Issuer has adopted the Bond Resolution providing for the issuance of the Bonds, in connection with which the parties acknowledge that it is appropriate to amend, supplement and restate the Original Lease.

         E. In the Bond Resolution, the Issuer has further acknowledged the request of the Company, and has agreed, to issue at a later time the Refunding Obligations in order to refund the Series 1996A Bonds, such refunding to occur as soon as all of the requirements of the Code to assure the non-Taxable status of the Refunding Obligations may be satisfied, including without limitation the requirement of obtaining a so-called "volume cap" allocation from the State. Accordingly, the Issuer and the Company have herein made and agreed to perform such representations and covenants in respect of the Series 1996A Bonds as are necessary to enable the Refunding Obligations to be non-Taxable.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties to this Lease Agreement hereby formally covenant, agree and bind themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. In addition to the words and terms elsewhere defined in this Lease Agreement (including in the Recitals hereto) or by reference to the Indenture or other document, unless the context or use clearly indicates another or different meaning or intent:

         "Act" means Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended.

         "Act of Bankruptcy" shall mean the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Company under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect.

         "Affiliate" means, as to any Person, any other Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, that Person.

         "Alternate Credit Facility" means an irrevocable letter of credit, a surety bond, an insurance policy or other credit facility delivered to the Trustee pursuant to Section 5.8(f) of this Lease Agreement.

         "Assignment" means the Assignment of Leases, Rents, Profits and Contracts of even date herewith from the Issuer and the Company to the Bank, as the same may hereafter be amended or supplemented.

         "Average Economic Life" means the average reasonably expected economic life of the facilities financed with the proceeds of the Prior Bonds, determined pursuant to Section 147(b) of the Code on the basis of the expectations of Kinark at the date of issuance of the Prior Bonds.

         "Bank" means First Union National Bank of Florida, Fort Lauderdale, Florida, and its successors and assigns, as issuer of the Initial Letter of Credit, until such time, if any, as a Substitute Letter of Credit or Alternate Credit Facility shall become effective pursuant to Section 5.8 of this Lease Agreement, and thereafter "Bank" shall mean the issuer of such Substitute Letter of Credit or Alternate Credit Facility.

         "Basic Rent" means that portion of the Rentals payable under Section
3.3 of this Lease Agreement in the amounts and at the times sufficient, giving effect to any credit therein provided for, to pay Debt Service on or Purchase Price of the Bonds.

         "Bio-Chem" means Ocean Bio-Chem, Inc., a Florida corporation, its successors and assigns, of which the Company is a wholly-owned subsidiary.

         "Bond" or "Bonds" means, collectively, the Series 1996A Bonds and the Series 1996B Bonds.

         "Bond Counsel" means Roy S. Goldfinger, P.C., Montgomery, Alabama, or any other attorney or firm of attorneys nationally recognized on the subject of municipal bonds and acceptable to the Trustee.

         "Bond Fund" means the Bond Fund created in the Indenture.

         "Bond Payment Date" means each date (including any date fixed for redemption of Bonds) on which Debt Service on the Bonds is payable.

         "Bond Purchase Fund" means the Bond Purchase Fund created in the Indenture.

         "Bond Resolution" means the resolution adopted by the Board of Directors of the Issuer on November 20, 1996 authorizing the issuance of the Bonds and the execution and delivery of the Issuer Documents and related documents.

         "Bond Year" means, during the period the Series 1996B Bonds and (if and when issued) the Refunding Obligations remain outstanding, the annual period provided for the computation of Excess Earnings under Section 148(f) of the Code (except that the first and last Bond Years may be less than 12 months long).

         "Building" means that certain existing manufacturing facility of approximately 50,000 square feet, the proposed new building of approximately 60,000 square feet and all other structures and improvements which are required or permitted by this Lease Agreement to stand or be constructed on the Leased Realty, as they may at any time exist.

         "Business Day" means any day other than (1) a day on which the payment system of the Federal Reserve System is not operational, or (2) a day on which commercial banks are required or authorized by law to close in any of the following locations: (i) the city in which the Trustee's Office is located, (ii) the city in which the principal office of the Remarketing Agent is located, or
(iii) the city in which the office of the Bank at which drawings under the Letter of Credit are to be made is located.

         "City" means the City of Montgomery, Alabama.

         "Code" means the Internal Revenue Code of 1986, as amended. References to the Code and Sections thereof include relevant applicable temporary, proposed or final regulations thereunder and under any predecessor provisions of the Internal Revenue Code of 1954, as amended.

         "Company Documents" means, individually or collectively, as the context may require, each or all of the Reimbursement Agreement, this Lease Agreement, the Placement Agency Agreement, the Remarketing Agreement, the Mortgage, the Assignment, the Pledge Agreement and such other documents or instruments as the Company may enter into in order to consummate the transactions contemplated hereby and thereby.

         "Completion Date" means the date of completion of the Project to be established by the Company in accordance with Section 4.5(b) hereof.

         "Computation Date" means the last day of each Bond Year and the day on which the final payment in full of all the Series 1996B Bonds and (if and when issued) the Refunding Obligations is made.

         "Construction Fund" means the Construction Fund created in the Indenture.

         "County" means Montgomery County, Alabama.

         "DTC" means The Depository Trust Company, New York, New York.

         "Debt Service" means, for any period or payable at any time, the principal, interest and any premium due on Bonds for that period or payable at that time.

         "Equipment" means all items of machinery, equipment, fixtures and tangible personal property now or hereafter constituting part of the Project, and any item of machinery, equipment, fixtures or tangible personal property acquired in substitution therefor or as a renewal or replacement thereof pursuant to the provisions of this Lease Agreement.

         "Event of Default" means an Event of Default specified and defined in
Section 6.1 hereof.

         "Excess Earnings" means, with respect to the proceeds from the Series 1996B Bonds and (if and when issued) the Refunding Obligations, as of each Computation Date, an amount equal to the sum of (a) plus (b) where:

               (a) is the excess of

                      (i) the aggregate amount earned from the Issue Date on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to excess earnings described in this clause (a)), taking into account any gain or loss on the disposition of nonpurpose investments, over

                      (ii) the amount that would have been earned if such
               nonpurpose investments (other than amounts attributable to an excess described in this clause (a)) had been invested at a rate equal to the yield on the Bonds; and

               (b) is any income attributable to the excess described in clause
         (a), taking into account any gain or loss on the disposition of nonpurpose investments.

The sum of (a) plus (b) shall be determined in accordance with Sections 148(f)(2) and 148(f)(4) of the Code. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

         "Existing Facilities" means the land, buildings and equipment financed in part with the proceeds of the Prior Bonds, previously leased by the Issuer to and operated by Kinark and now constituting a part of the Project.

         "Existing Letter of Credit" means, as of any particular time, the Letter of Credit or Alternate Credit Facility held by the Trustee at that time.

         "Extension Letter of Credit" means a Substitute Letter of Credit from the same Bank which issued the Existing Letter of Credit, substantially identical to the Existing Letter of Credit except that it has a Stated Expiration Date at least one year later than that of the Existing Letter of Credit.

         "Government Obligations" means (a) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged; (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the full and timely payment of the principal of, premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America; or (c) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in preceding clause (a) or (b), which securities, receipts or portions of obligations are not subject to redemption prior to maturity at less than par at the option of anyone other than the holder thereof.

         "Governmental Authority" means the United States, any state or political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Holder" or "Holder of a Bond" means the Person in whose name a Bond is registered on the books kept and maintained by the Registrar for the registration and transfer of Bonds.

         "Indenture" means the Trust Indenture of even date herewith between the Issuer and the institution therein named as Trustee, as the same may hereafter be supplemented or amended.

         "Independent Engineer" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not in the full-time employment of the Issuer or the Company.

         "Inducement Agreement" means the Inducement and Abatement Agreement between the Issuer and the Company dated as of February 20, 1996.

         "Inducement Resolution" means the resolution adopted by the Issuer on February 20, 1996 relating to the Project and the refunding of the Prior Bonds.

         "Initial Letter of Credit" means the initial Letter of Credit in the form attached to the Reimbursement Agreement as Exhibit A issued by the Bank and caused by the Company to be delivered to the Trustee on or prior to the Issue Date.

         "Interest Payment Date" means, so long as the Bonds are outstanding, the first Business Day of each March, June, September and December, commencing on the first Business Day of March, 1997.

         "Interest Rate for Advances" means the rate per annum which is one percent (1%) per annum in excess of the Prime Rate.

         "Interim Indebtedness" means the indebtedness in the principal amount of $220,000 incurred, in anticipation of the issuance of the Series 1996B Bonds, to pay a like principal amount of the Prior Bonds which matured on September 1, 1996.

         "Issuance Costs" means costs associated with the issuance of the Bonds (including for this purpose the Refunding Obligations), including, but not limited to, (a) any underwriters' spread; (b) counsel fees (including Bond Counsel, underwriters' counsel, Issuer's counsel, Company counsel in the case of borrowings such as those for exempt facilities and manufacturing facilities, as well as any other specialized counsel fees incurred in connection with the borrowing); (c) financial advisor fees; (d) rating agency fees; (e) trustee fees; (f) paying agent and certifying and authenticating agent fees related to issuance of the Bonds; (g) accountant fees; (h) printing costs (for the Bonds and of any preliminary and final offering materials); (i) costs incurred in connection with the required public approval process; and (j) costs of engineering and feasibility studies necessary to the issuance of the Bonds.

         "Issue Date" means the date of the initial authentication and delivery of the Bonds.

         "Issuer Documents" means, individually or collectively, as the context may require, each or all of this Lease Agreement, the Indenture, the Letter of Representations, the Placement Agency Agreement, the Mortgage, the Assignment and such other documents as the Issuer may enter into in order to consummate the transactions contemplated hereby and thereby.

         "Kinark" means Kinark Corporation, a Delaware corporation, as lessee under the Original Lease.

         "Lease Assignments" means, collectively, the Assignment and Assumption of Lease from Kinark to Bio-Chem and the Assignment and Assumption of Lease from Bio-Chem to the Company, each dated as of February 27, 1996.

         "Lease Term" means the duration of the leasehold estate created in this Lease Agreement as provided herein.

         "Leased Realty" means the real estate and interests therein constituting the site of the Project and described in Exhibit A hereto, together with any additions thereto, less any removals therefrom.

         "Letter of Credit" means the Initial Letter of Credit and, unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit.

         "Letter of Credit Substitution Date" means any Business Day specified by the Company pursuant to Section 5.8 of this Lease Agreement on which the Company proposes (other than by reason of the Conversion Date, as defined in the Indenture, or the Stated Expiration Date of the Existing Letter of Credit) to furnish a Substitute Letter of Credit (other than an Extension Letter of Credit) or Alternate Credit Facility in place of the then Existing Letter of Credit.

         "Letter of Representations" means the Book-Entry-Only Variable-Rate Demand Obligation Letter of Representations, in the form of Exhibit B to the Indenture, to be entered into on the Issue Date among the Trustee, the Issuer and DTC.

         "Mandatory Tender" means a tender of Bonds required to be made by the provisions of the Indenture.

         "Maximum Exemption Period", as found and determined in the Inducement Agreement, means a period of ten years, expiring as provided in Section 7.1 hereof.

         "Moody's" means Moody's Investors Service, New York, New York.

         "Mortgage" means the Mortgage and Security Agreement of even date herewith from the Issuer and the Company to the Bank, as the same may hereafter be amended or supplemented.

         "Necessary Authorizations" means, with respect to any given action or effect, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all Governmental Authorities which are necessary or required to accomplish such action or achieve such effect.

         "Net Proceeds", when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all reasonable expenses (including reasonable attorneys' fees and any fees of the Trustee) incurred in the collection of such gross proceeds.

         "New Facilities" means an expansion to the Existing Facilities, consisting of an approximately 60,000 square-foot new building and new machinery and equipment therefor.

         "1954 Code" means the Internal Revenue Code of 1954, as amended. References to the 1954 Code and Sections thereof include relevant applicable temporary, proposed or final regulations thereunder and under any successor provisions of the 1986 Code.

         "Non-Taxability Opinion" means, with respect to one or more given events or prospective events, an opinion of Bond Counsel to the effect that the occurrence of such event or events will not adversely affect the non-Taxable status of the interest on the obligations in question.

         "Optional Tender" means a tender of Bonds at the option of the Holder thereof pursuant to the provisions of the Indenture.

         "Original Lease" means the Lease Agreement dated as of September 1, 1979 between the Issuer and Kinark.

         "Person" includes natural persons, firms, associations, partnerships, trusts, corporations and public bodies.

         "Placement Agency Agreement" means that certain letter agreement dated the Issue Date among the Issuer, the Company and the Placement Agent.

         "Placement Agent" means First Union National Bank of North Carolina, in its capacity as Placement Agent.

         "Plant" means the Building and Equipment.

         "Pledge Agreement" means the Pledge Agreement of even date herewith from the Company to the Bank, as the same may hereafter be amended or supplemented.

         "Prime Rate" means (a) the interest rate publicly announced from time to time by the Bank to be its prime rate for lending purposes, which may not necessarily be its best lending rate; or (b) in the event the Bank shall abolish or abandon the practice of announcing its prime rate or should the same be unascertainable, a comparable reference rate designated by the Bank.

         "Prior Bonds" means the Issuer's First Mortgage Industrial Revenue Bonds (Kinark Corporation Project) Series 1979 heretofore issued on October 17, 1979 in the original principal amount of $3,000,000 and now outstanding in the principal amount of $770,000.

         "Prior Indenture" means the Mortgage and Trust Indenture dated as of September 1, 1979 between the Issuer and the Prior Trustee, pursuant to which the Prior Bonds were issued.

         "Prior Tax Certificates" means (a) the Statement by The Industrial Development Board of the City of Montgomery Pursuant to the Provisions of
Section 103(b)(6)(D) of the Internal Revenue Code of 1954, As Amended, and
Section 1.103-10(b)(2)(vi) of Rules and Regulations Thereunder dated October 4, 1979, and (b) the No-Arbitrage Certificate of the Issuer dated October 17, 1979, together with the certifications and computations upon which each was based, all pertaining to the Prior Bonds.

         "Prior Trustee" means Regions Bank (formerly known as First Alabama
Bank), Montgomery, Alabama, successor by merger to Union Bank & Trust Co., in its capacity as trustee under the Prior Indenture.

         "Project" means, collectively, the Existing Facilities and the New Facilities, consisting of the Leased Realty, the Building and the Equipment (as the same may at any time exist), leased to the Company pursuant hereto for the manufacture of aftermarket products for the consumer marine and recreational vehicle markets or for such other purposes as may be consistent with the Act and the Code and permitted hereby.

         "Project Costs" means those costs of the Project (including Issuance Costs as limited in Sections 2.3(n) and 2.4(l) hereof) for which payment is to be made as provided in this Lease Agreement.

         "Project Supervisor" means any agent of the Company, designated in writing by the Company, authorized to act for and on behalf of the Company in connection with any and all matters pertaining to the Project.

         "Purchase Price" means, with respect to any Bond tendered for purchase by Optional Tender or Mandatory Tender, 100% of the principal amount thereof plus accrued interest thereon to the Tender Date.

         "Rating Agency" means Moody's or S & P, their respective successors and assigns, and any other nationally recognized securities rating agency.

         "Rebate Fund" means the Rebate Fund created in the Indenture.

         "Refunding Fund" means the Refunding Fund created in the Indenture.

         "Refunding Obligations" means the revenue bonds intended to be hereafter issued by the Issuer on a non-Taxable basis in order to refund the Series 1996A Bonds.

         "Registrar" means the Registrar as defined in the Indenture.

         "Reimbursement Agreement" means that certain Letter of Credit and Reimbursement Agreement of even date herewith between the Bank, as issuer of the Initial Letter of Credit, and the Company and Bio-Chem, jointly and severally, as account parties, as the same may hereafter be amended or supplemented; or any comparable agreement relating to a Substitute Letter of Credit or Alternate Credit Facility.

         "Related Documentation" means the documentation required to accompany a Substitute Letter of Credit or Alternate Credit Facility in accordance with the provisions of Section 5.8 of this Lease Agreement.

         "Remarketing Agent" means, initially, First Union National Bank of North Carolina or any successor thereto appointed in accordance with the Indenture.

         "Remarketing Agreement" means the Remarketing Agreement of even date herewith between the Company and the Remarketing Agent, as the same may hereafter be amended or supplemented.

         "Rentals" means the amounts required to be paid by the Company pursuant to Section 3.3 hereof.

         "Revenues" means (a) the Basic Rent; (b) all other moneys received or to be received by the Issuer or the Trustee in respect of payment of the Basic Rent, including without limitation, moneys and investments in the Bond Fund and Bond Purchase Fund and received by the Trustee from drawings made under the Letter of Credit or an Alternate Credit Facility or as a result of the remarketing of any Bonds, but excluding any moneys and investments in the Rebate Fund; (c) any moneys and investments in the Construction Fund; and (d) all income and profit from the investment of the foregoing moneys.

         "SEC" means the Securities and Exchange Commission.

         "S & P" means Standard & Poor's Corporation, New York, New York.

         "Series 1996A Bonds" means the $4,000,000 Taxable Industrial Development Revenue Bonds (KINPAK INC. Project) Series 1996A of the Issuer to be issued under the Indenture.

         "Series 1996B Bonds" means the $990,000 Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1996B of the Issuer to be issued under the Indenture.

         "State" means the State of Alabama.

         "Stated Expiration Date" means the date on which a Letter of Credit is stated to expire, unless extended in accordance with its terms.

         "Substitute Letter of Credit" means an irrevocable letter of credit delivered to the Trustee in substitution for the Existing Letter of Credit, in compliance with the requirements of this Lease Agreement and accompanied by the Related Documentation.

         "Taxable" means that interest on the Bonds (including for this purpose the Refunding Obligations) is includable in the gross income of any Holder thereof for any reason other than the fact that such Holder is a "substantial user" of the Project or a "related person" as those terms are used in Section 147(a) of the Code. Interest on the Bonds shall not be deemed "Taxable" because interest is includable in any calculation of income for purposes of any alternative minimum tax, any foreign branch profits tax or any other type of taxation other than the regular federal tax imposed on gross income.

         "Tender Date" means an Optional Tender Date or a Mandatory Tender Date, as the case may be.

         "Trustee" means the trustee at the time serving as such under the Indenture, initially, Regions Bank, Montgomery, Alabama. .

         "Trustee's Office" means the office from time to time designated by the Trustee, or its successor in trust, as its principal office for purposes of discharging the trusts under this Indenture, which office as of the Issue Date is located at 60 Commerce Street, 2nd Floor, Montgomery, Alabama. .

         "Unassigned Rights" means all of the rights of the Issuer to receive payments or reimbursement pursuant to Section 3.3(c) hereof, to be held harmless and indemnified pursuant to Section 5.3 hereof, to be reimbursed for attorney's fees and expenses pursuant to Section 6.4 hereof, to receive notices hereunder and to give or withhold consent to amendments, supplements, modifications or termination of this Lease Agreement and of the Indenture pursuant to Section 7.5 hereof and Article VII of the Indenture, respectively.

         "Unimproved", when used with reference to the Leased Realty, means any part or parts of the Leased Realty upon the surface of which no part of the Building rests.

         Section 1.2 Interpretation. Any reference herein to the Issuer or to any member of the Board of Directors or officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

         Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Code of Alabama of 1975 or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time, provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Registrar or the Company under this Lease Agreement, the Bonds, the Indenture or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Debt Service in the amount and manner, at the times, and from the sources provided in the Indenture, except as permitted therein.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Lease Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the effective date of this Lease Agreement. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         All references herein to time shall be prevailing Eastern time.

         Section 1.3 Captions and Headings. The captions and headings in this Lease Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               [END OF ARTICLE I]

                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS
                          -----------------------------

         Section 2.1 Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

               (a) The Issuer finds and determines that (i) the Existing Facilities constituted and continue to constitute, and the New Facilities will constitute, a "project" within the meaning of the Act;
         (ii) the Project has been and will continue to be consistent with and in furtherance of the purposes of the Act in promoting the development of trade and furthering the use of natural and human resources of the State and the development and preservation of said resources; and (iii) the utilization of the Project has benefited and will continue to benefit the people of the City, the County and the State by preserving and creating jobs and employment opportunities, thereby promoting the economic welfare of the City, the County and the State.

               (a) The Issuer is duly incorporated under the provisions of the Act. Under the provisions of the Act, the Issuer had the power to acquire, construct and equip the Existing Facilities and to enter into the Original Lease and has the power to enter into the Issuer Documents and to carry out its obligations thereunder. The Issuer is not in default under any of the provisions contained in its Certificate of Incorporation or By-Laws or of the laws of the State. The Issuer by proper corporate action has duly authorized the execution, delivery and performance of the Issuer Documents.

               (c) The Project has been and will continue to be located wholly within the corporate limits of the City and therefore within the jurisdiction of the Issuer.

               (d) The execution, delivery and performance by the Issuer of the Issuer Documents are within the Issuer's corporate powers, and each such document, when executed and delivered, will constitute a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the application of general principles of equity.

         Section 2.2 Representations and Covenants by the Company - General. The Company represents and covenants that:

               (a) It is a corporation for profit duly organized, validly existing and qualified to transact business under the laws of the State.

               (b) The execution, delivery and performance by the Company of each of the Company Documents and the carrying out of the transactions contemplated thereby are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-Laws of the Company, or any indenture, agreement or other instrument to which the Company or any Affiliate is a party or by which the Company or any Affiliate or any of its or their properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any Affiliate.

               (c) The Company intends to operate the Project as facilities for the manufacture of aftermarket products for consumer marine and recreational vehicle markets throughout the Lease Term and knows of no reason why the Project will not be so operated. If, in the future, there is a cessation of that operation, it will use its best efforts to resume that operation or accomplish an alternate use by the Company or others which will be consistent with the Act and the Code.

               (d) To the best of its knowledge, the Company has obtained and will use its reasonable efforts to maintain all Necessary Authorizations for the acquisition and renovation of the Existing Facilities and the acquisition, construction and equipping of the New Facilities, and has obtained or will obtain and will use its reasonable efforts to maintain all Necessary Authorizations for the operation of the Project and for the due execution, delivery and performance by the Company of each of the Company Documents. In particular, all building permits required for the construction or renovation of the Building have been or will when and as necessary be obtained and, once obtained, will be maintained in full force and effect, and all utility services (including water supply, storm and sanitary sewerage, electric and telephone facilities) necessary for the construction or renovation and operation of the Building for the intended purposes are or will be available.

               (e) Each of the Company Documents, when executed and delivered, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the application of general principles of equity.

               (f) There is no pending or, to the best of its knowledge, threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company or any Affiliate (i) to restrain or enjoin or seeking to restrain or enjoin the issuance or delivery of the Bonds or the collection or payment of Revenues, (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds,
         (iii) in any way contesting or affecting the validity of the Original Lease, the Lease Assignments, this Lease Agreement or any of the other Company Documents, or (iv) in any way contesting the corporate existence or powers of the Company.

         Section 2.3 Representations and Covenants by the Company - Tax-Related
- Series 1996B Bonds. The Company acknowledges that the proceeds of the Series

1996B Bonds, which are being applied to refund the Prior Bonds, are also treated conceptually as being applied to the purposes financed by the proceeds of the Prior Bonds, and therefore that the non-Taxable status of the Series 1996B Bonds is in part dependent on the continuing compliance, before and after the Issue Date, on the part of the Prior Bonds with the requirements and provisions of the Code essential to assure the non-Taxable status thereof. As such, the Company hereby incorporates by reference herein the representations and statements contained in the Original Lease and the Prior Tax Certificates, reaffirms (to the best of its knowledge) the accuracy and completeness thereof, represents that it has complied and will comply with the representations and covenants therein, and further represents or reiterates that:

               (a) The average maturity date of the Series 1996B Bonds is not later than 120% of the Average Economic Life measured from and after the later of the date the Prior Bonds were issued or the date the facilities financed with the proceeds of the Prior Bonds were placed in service.

               (b) Other than the Bond Fund, it is not anticipated, as of the Issue Date, that there will be created any "sinking fund" or "pledged fund", both within the meaning of Section 1.148-1(c) of the Treasury Regulations, with respect to the Series 1996B Bonds; and the moneys in the Bond Fund and in any other such sinking fund or pledged fund that is deemed to have been created will be invested in compliance with
         Section 148 of the Code.

               (c) None of the proceeds of the Prior Bonds was, and none of the proceeds of the Series 1996B Bonds will be, used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box or health club facility; any facility primarily used for gambling; any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or residential real property within the meaning of
         Section 103(b)(6)(J) of the 1954 Code.

               (d) Less than 25% of the proceeds of the Prior Bonds was, and less than 25% of the proceeds of the Series 1996B Bonds will be, used to provide facilities the primary purpose of which is retail food and beverage services (except grocery stores), automobile sales or service, or the provision of recreation or entertainment.

               (e) Less than 25% of the proceeds of the Prior Bonds was, and less than 25% of the proceeds of the Series 1996B Bonds will be, used directly or indirectly to acquire land or any interest therein, and none of the proceeds of the Prior Bonds was, and none of the proceeds of the Series 1996B Bonds will be, used to provide land which was, is or is to be used for farming purposes.

               (f) None of the proceeds of the Prior Bonds was, and none of the proceeds of the Series 1996B Bonds will be, used to acquire existing property or any interest therein.

               (g) To the best of its knowledge, the information furnished by Kinark and used by the Issuer in preparing, with respect to the Prior Bonds, the certification pursuant to Section 103(c) of the 1954 Code and the federal tax election pursuant to Section 103(b)(6)(D) of the 1954 Code, was accurate and complete as of the date of issuance of the Prior Bonds and continues to be accurate as of the Issue Date. The information furnished by the Company and used by the Issuer in preparing, with respect to the Series 1996B Bonds, the certification pursuant to Section 148 of the Code, and the information statement pursuant to Section 149(e) of the Code, is accurate and complete as of the Issue Date.

               (h) After the expiration of any applicable temporary period under
         Section 148(d)(3) of the Code, at no time during any Bond Year will the aggregate amount of gross proceeds of the Series 1996B Bonds invested in higher yielding investments exceed 150% of the debt service on the Series 1996B Bonds for such Bond Year. The aggregate amount of gross proceeds of the Series 1996B Bonds invested in higher yielding investments, if any, will be promptly and appropriately reduced as the amount of outstanding Series 1996B Bonds is reduced; provided, however, that the foregoing shall not require the sale or disposition of any higher yielding investments if such sale or disposition would result in a loss in excess of the amount which, had a payment to the United States pursuant to Section 407 of the Indenture then been due, would have been so payable but for such sale or disposition.

         In addition to the foregoing requirements, the Issuer will not pay or agree to pay to a party, other than the United States, any portion of the Excess Earnings (computed as of the most recent prior Computation
         Date) through a transaction that reduces the aggregate amount earned on all nonpurpose investments in which gross proceeds of the Series 1996B Bonds are invested or that results in a smaller profit or a larger loss than would have resulted in an arm's length transaction in which the yield on the nonpurpose investment was not subject to any restriction.

         The terms "bond year", "gross proceeds", "higher yielding investments", "yield" and "debt service" have the meanings assigned to them for purposes of said Section 148.

               (i) The Prior Bonds were not and the Series 1996B Bonds are not "federally guaranteed" within the meaning of Section 103(h) of the 1954 Code.

               (j) The Prior Bonds were not, and the Series 1996B Bonds are not being, issued to finance facilities which are within or part of a "single building, an enclosed shopping mall, or a strip of offices, stores or warehouses using substantial common facilities" (within the meaning of Section 103(b)(6)(P) of the 1954 Code) which have been heretofore financed with obligations issued and still outstanding under
         Section 144(a) of the Code or Section 103(b)(6) of the 1954 Code.

               (k) Based on the accuracy of the representations of Kinark in the Original Lease, the acquisition, construction or reconstruction of the Existing Facilities was not commenced (within the meaning of Section

         103(b) of the 1954 Code) prior to the adoption of the resolution of the Issuer on July 24, 1979, with respect to the Prior Bonds and the Existing Facilities.

               (l) At least ninety percent (90%) of the proceeds from the sale of the Prior Bonds, plus all investment earnings thereon, minus any underwriter's discount or reasonable costs of issuance of the Prior Bonds paid with such proceeds (the "Prior Bond Proceeds"), were used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under Section 167 of the Code or its predecessor Section of the 1954 Code; and less than ten percent (10%) of the Prior Bond Proceeds were used to provide working capital or to finance inventory.

               (m) The Company hereby expressly incorporates by reference herein the statements and representations of Kinark contained in the Original Lease and in the Prior Tax Certificates with respect to previously issued bonds and capital expenditures.

               (n) All of the proceeds of the Series 1996B Bonds will be used exclusively to retire the Prior Bonds and the Interim Indebtedness within 90 days of the Issue Date. None of the proceeds of the Series 1996B Bonds will be used to finance Issuance Costs of the Bonds or to provide working capital. The principal amount of the Series 1996B Bonds does not exceed the outstanding principal amount of the Prior Bonds and the Interim Indebtedness. The average maturity date, determined in accordance with Section 103(b)(14)(B)(i) of the 1954 Code, of the Series 1996B Bonds is not later than the average maturity date of the Prior Bonds.

         Section 2.4 Representations and Covenants by the Company - Tax-Related
- Series 1996A Bonds. The Company acknowledges that the proceeds of the Refunding Obligations, if and when issued and applied to refund the Series 1996A Bonds, will also be treated conceptually as being applied to the purposes financed by the proceeds of the Series 1996A Bonds, and therefore that the non-Taxable status of the Refunding Obligations will in part be dependent on the compliance, as of the Issue Date, on the part of the Series 1996A Bonds with certain requirements and provisions of the Code. As such, the Company hereby represents and covenants that:

               (a) The acquisition and renovation of the Existing Facilities and the acquisition and construction of the New Facilities were not commenced (within the meaning of Section 144 of the Code) prior to February 20, 1996, being the date of adoption by the Issuer of the Inducement Resolution.

               (b) Ninety-five percent (95%) or more of the net proceeds (within the meaning of the Code) of the Series 1996A Bonds will be used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code and (ii) to provide a "manufacturing facility" and facilities "directly related and ancillary" thereto, all within the meaning of Section 144(a)(12)(C) of the Code; provided that no proceeds expended to pay Issuance Costs in respect of the Series 1996A Bonds shall count as being within such 95%.

         The Company will not request or authorize any disbursement pursuant to
         Section 4.1 hereof, which, if paid, would result in less than 95% of such proceeds of the Series 1996A Bonds being so used.

               (c) Not more than 25% of the net proceeds of the Series 1996A Bonds will be used to provide such "directly related and ancillary" facilities, as referred to in subsection (b) of this Section 2.4, and all such facilities shall be located on the same site as the "manufacturing facility" referred to in said subsection (b).

               (d) Any office space being financed with proceeds of the Series 1996A Bonds is located within the Building constituting part of the Project, and not more than a de minimis amount of the functions to be performed in such space is not directly related to the day-to-day operations at the Project.

               (e) Other than the Series 1996B Bonds, there have never been issued any "issues of bonds" with respect to "facilities", both as described in Section 144(a)(2) of the Code, (i) which facilities are to be or have been used by the Company or any other "principal user" of the Project or any "related person" to the Company or such other "principal user", as such terms are used and defined in Sections 144(a)(2)(B) and 144(a)(3) of the Code, respectively, and which are located within the incorporated area of the City; and (ii) which issues of bonds would have to be taken into account in determining the aggregate face amount of the Series 1996A Bonds as provided in Section 144(a)(2) of the Code.

               (f) For each "test-period beneficiary" (as defined in Section 144(a)(10)(D) of the Code, and including any "related person" thereto) of the Project, the sum of (1) the aggregate authorized face amount of the Series 1996A Bonds allocated in accordance with Section 144(a)(10)(C) of the Code to such beneficiary, and (2) the aggregate outstanding principal amount of any other tax-exempt facility-related bonds as described in Section 144(a)(10)(B)(ii) of the Code, wherever and whenever issued, allocated to such beneficiary, does not exceed $40,000,000.

               (g) The Series 1996A Bonds are not being issued to finance facilities which are within or part of "a single building, an enclosed shopping mall or a strip of offices, stores, or warehouses using substantial common facilities" (within the meaning of Section 144(a)(9) of the Code), any other facilities within or part of which have heretofore been financed with obligations issued and still outstanding under Section 144(a) of the Code or under prior Section 103(b)(6) of the 1954 Code.

               (h) In accordance with Section 147(b) of the Code, the average maturity of the Series 1996A Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed thereby.

               (i) None of the proceeds of the Series 1996A Bonds will be used to provide any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including handball or racquetball court), hot tub facility, suntan facility or racetrack.

               (j) None of the net proceeds of the Series 1996A Bonds will be used (i) to provide a facility the primary purpose of which is retail food and beverage services (except grocery stores), automobile sales or service, or the provision of recreation or entertainment; or (ii) directly or indirectly to provide residential real property within the meaning of Section 144(a)(5) of the Code; less than 25% of such net proceeds will be used (directly or indirectly) for the acquisition of land (or any interest therein); and none of such net proceeds will be used (directly or indirectly) for the acquisition of land (or any interest therein) for farming purposes within the meaning of Section 147 of the Code.

               (k) No portion of the proceeds of the Series 1996A Bonds will be used to acquire existing property or any interest therein unless such acquisition meets the rehabilitation requirements of Section 147(d) of the Code.

               (l) In accordance with Section 147(g) of the Code, not more than two percent (2%) of the proceeds of the Series 1996A Bonds shall be applied to pay Issuance Costs in respect of the Bonds, and the Company covenants to pay any such Issuance Costs in excess of such limitation from funds other than Series 1996A Bond proceeds.

               (m) The Series 1996A Bonds are not "federally guaranteed" within the meaning of Section 149(b) of the Code.

         Section 2.5 Representations and Covenants by the Company - Tax-Related
- Series Refunding Obligations. If and when the Refunding Obligations are issued and applied to refund the Series 1996A Bonds, in order to assure the non-Taxable status of the Refunding Obligations, the Company acknowledges that it will be required, on and as of the issuance date of the Refunding Obligations (the "Refunding Date"), to:

               (a) reiterate, as to the Series 1996A Bonds and the Refunding Obligations, the representations and covenants set forth in Section 2.4 hereof;

               (b) additionally represent and warrant that:

                      (1) After the expiration of any applicable temporary
               period under Section 148(d)(3) of the Code, at no time during any Bond Year will the aggregate amount of gross proceeds of the Refunding Obligations invested in higher yielding investments exceed 150% of the debt service on the Refunding Obligations for such Bond Year. The aggregate amount of gross proceeds of the Refunding Obligations invested in higher yielding investments, if any, will be promptly and appropriately reduced as the amount of outstanding Refunding Obligations is reduced; provided, however, that the foregoing shall not require the sale or disposition of any higher yielding investments if such sale or disposition would result in a loss in excess of the amount which, had a payment to the United States pursuant to Section 407 of the Indenture then been due, would have been so payable but for such sale or disposition.

                              The Company will not pay or agree to pay to a
               party, other than the United States, any portion of the Excess Earnings (computed as of the most recent prior Computation Date) through a transaction that reduces the aggregate amount earned on all nonpurpose investments in which gross proceeds of the Refunding Obligations are invested or that results in a smaller profit or a larger loss than would have resulted in an arm's length transaction in which the yield on the nonpurpose investment was not subject to any restriction.

                              The terms "bond year", "gross proceeds", "higher
               yielding investments", "yield" and "debt service" have the meanings assigned to them for purposes of Section 148 of the Code; and

                      (2) The information furnished by the Company and used by
               the Issuer and Bond Counsel in preparing, as to the Refunding Obligations, (i) the certifications pursuant to Section 148 of the Code and (ii) the information required pursuant to Section 149(e) of the Code, is accurate and complete as of the Refunding Date;

               (c) cause the Issuer to make an election under Section 144(a)(4) of the Code, and in connection therewith, to represent and covenant that:

                      (1) The sum of:

                              (i) the principal amount of the Refunding
                      Obligations,

                              (ii) the outstanding face amount of the any other
                      "issues of bonds", as referred to in Section 2.4(e) hereof, and

                              (iii) the amount of capital expenditures ("Capital
                      Expenditures") with respect to "facilities" (as defined in
                      Section 144(a)(4)(B) of the Code) located within the incorporated area of the City, other than capital expenditures

                                (A) mentioned in Section 144(a)(4)(C) of the Code, or

                                (B) financed or to be financed from the proceeds
                              of the Refunding Obligations or the other "issues of bonds", to the extent such other issues are outstanding, referred to in clause (ii) hereof, made during the three-year period preceding the Refunding Date, does not exceed $10,000,000.

                      (2) During the three-year period following the Refunding
               Date, the Company shall not make or cause or permit to be made

               Capital Expenditures in an amount which would cause the interest on the Refunding Obligations to become Taxable.

                      (3) In the event, on account of a sublease, management
               contract or other agreement relating to the Project, or any portion thereof, permitted by the terms hereof and of the Mortgage, any Person other than the Company becomes a "principal user" of the Project (as referred to in Section 2.4(e) hereof), the Company shall promptly advise the Trustee of the identity of such Person and furnish to the Trustee a copy of such sublease, management contract or other agreement. In connection with any such sublease, management contract or other agreement, the Company will require by covenant that any sublessee, manager or user who is a "principal user" of the Project and any "related person" thereto also shall comply with the covenants set forth in subsections (c)(2) and (3) of this Section and in subsections (i) and (j) of Section 2.4 hereof as if those covenants were made herein by such sublessee, manager, user or "related person" thereto, and will require that any such "principal user" who is a "test-period beneficiary" with respect to the Project (as referred to in Section 2.4(f) hereof) shall, prior to its becoming such "principal user", make to the Company and the Trustee the representation set forth in said Section 2.4(f) as to itself and any "related person" thereto; and

               (d) make, with respect to the Refunding Obligations and the moneys held in the Construction Fund, the same covenants as are made in Sections 5.4, 5.6 and 5.7 hereof with respect to the Series 1996B Bonds.

                               [END OF ARTICLE II]

                                   ARTICLE III

                                LEASE PROVISIONS
                                ----------------

         Section 3.1  Demise of the Project; Assignment of Redemption Rights.

               (a) The Issuer and the Company hereby reaffirm and ratify the provisions of Section 3.1 of the Original Lease, pursuant to which the Issuer demised and leased to the Company (as successor to Kinark), and the Company (as such successor) leased from the Issuer, the Project (including, but only for this purpose, the Dock Facilities Site, as defined in the Original Lease) in accordance with the provisions of this Lease Agreement and upon and subject to the terms, conditions and provisions of this Lease Agreement, to each of which the Issuer and the Company do hereby separately and severally covenant and agree.

               (b) The Issuer hereby conveys and assigns to the Company, subject to the Mortgage, the Issuer's equity of redemption in respect of the Project, entitling the Company to redeem the Project from impending foreclosure under the Mortgage. The Issuer furthermore assigns to the Company, without reservation, the Issuer's statutory right of redemption under Section 6-5-248 of the Code of Alabama of 1975, as amended. Additionally, the Issuer will, upon request of the Company, transfer and assign the Issuer's statutory right of redemption to the Company for the sum of $1.00 at any time after foreclosure of any mortgage on the Project. The foregoing assignments are made in further consideration of the Company's acquisition of the Existing Facilities and its agreement to acquire, construct and equip the New Facilities on behalf of the Issuer and to use and operate the Project in furtherance of the public purposes of the Act.

         Section 3.2 Lease Term; Possession and Quiet Enjoyment. The Lease Term, which commenced under the Original Lease on or about October 17, 1979 (the issuance date of the Prior Bonds) shall, subject to the provisions of this Lease Agreement permitting earlier termination, continue until midnight of March 1, 2012.

         The Company has had possession of the Project pursuant to the provisions of the Original Lease and shall continue undisturbed in such possession pursuant to this Lease Agreement, subject to the inspection and other rights reserved herein; provided, however, the Issuer will be permitted such continued possession of the Project as shall be reasonably necessary and convenient for it to renovate or cause to be renovated the Existing Facilities, to construct and install or cause to be constructed and installed the New Facilities, to construct or install or cause to be constructed or installed any additions or improvements to the Project and to make or cause to be made any repairs or restorations thereto required or permitted to be constructed, installed or made by the Issuer pursuant to the provisions hereof.

         So long as the Company performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Project during the Lease Term subject to all the terms and provisions hereof.

         Section 3.3  Rentals.

               (a) In consideration of the lease of the Project, the Company does hereby covenant and agree to pay Basic Rent to the Trustee, for the account of the Issuer, in such amounts and at such times as shall be sufficient and timely to pay all Debt Service on or Purchase Price of the Bonds as the same shall be or become due and payable, whether at maturity, upon redemption, tender, acceleration or otherwise.

               There shall be credited, (i) against any installment of Basic Rent due in respect of the Debt Service of Bonds due on a Bond Payment Date or the Purchase Price of Bonds due on a Tender Date, any amount on deposit in the Bond Fund or the Bond Purchase Fund, respectively, by not later than 10:00 a.m. on such Bond Payment Date or Tender Date, as the case may be, representing proceeds of a drawing under the Letter of Credit pursuant to the Indenture; and (ii) against any installment of Basic Rent due in respect of the Purchase Price of Bonds due on a Tender Date, any amount on deposit in the Bond Purchase Fund by not later than 10:00 a.m. on such Tender Date representing proceeds of the remarketing of Bonds pursuant to the Indenture.

               (b) The Company recognizes and acknowledges that it is the intention of the parties hereto that this Lease Agreement be a net lease and that, until the Bonds are fully paid, Basic Rent shall be due in such amounts and at such times as shall be required, giving effect to any credits hereinabove provided for, to pay Debt Service on and Purchase Price of Bonds as the same shall become due and payable. Any amount of Basic Rent not timely paid shall bear interest from the due date thereof until paid at the Interest Rate for Advances.

               (c) In further consideration of the lease of the Project, the Company covenants and agrees to pay as additional Rental hereunder: (i) any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the Issuer under this Lease Agreement, including advances made pursuant to Section 4.9 hereof or the Indenture (excepting, however, Project Costs to the extent the same are paid from the proceeds of sale of the Bonds); and (ii) the fees, charges and expenses of the Trustee and the other Fiduciaries (as defined in the Indenture) for acting as such under the Indenture, as and when the same become due, provided, that the Company may, without creating a default hereunder, contest in good faith the necessity for any extraordinary services or extraordinary expenses and the reasonableness of any such fees, charges or expenses.

                      Following the payment or incurring of any such costs, expenses or liability, such additional Rental is payable upon written demand therefor, and if not paid upon such demand shall bear interest from the date paid or incurred at the Interest Rate for Advances.

         Section 3.4 Obligations of Company Unconditional. The obligation of the Company to pay the Rentals (subject to its right to contest certain Rental under Section 3.3(c) hereof), to make all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer or any other Person. The Company will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Lease Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, the failure of the Issuer to complete the Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, any damage to or destruction of the Project, the invalidity of any provision of this Lease Agreement, the taking by eminent domain of title to or the right to temporary use of all or any of the Project, any change in the tax or other laws of the United States of America, the State or any political subdivision of either thereof, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement. Notwithstanding the foregoing, the Company may, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary, in order to secure or protect its rights of use and occupancy and its other rights hereunder. Nothing contained herein shall be construed to be a waiver of any rights which the Company may have against the Issuer under this Lease Agreement or under any provision of law.

         Section 3.5 Assignment, Sublease or Grant of Use by Company. Subject to any applicable provisions of the Mortgage, the Company may assign this Lease Agreement or sublease or grant the right to occupy and use the Project, in whole or in part, to others, provided that:

               (a) No such assignment, grant or sublease shall relieve the Company from primary liability for any of its obligations under this Lease Agreement or any other Company Document;

               (b) In connection with any such assignment, grant or sublease the Company shall retain such rights and interests as will permit it to comply with its obligations under this Lease Agreement and each other Company Document;

               (c) No such assignment, grant or sublease shall permit a use other than one consistent with the intended use of the Project or the purposes of the Act and the Code; and

               (d) All such subleases as may hereafter be entered into shall be subject to the terms and conditions of this Lease Agreement, including, without limitation, the provisions of Article II hereof and with respect to the maintenance and operation of the Project.

The Issuer hereby agrees to join in the execution and delivery of any assignment, sublease or grant of use made pursuant to the provisions of this
Section 3.5, but solely for the purposes of indicating its consent thereto and approval thereof; provided, however, that any such assignment or sublease entered into pursuant to this Section will be effective even if not executed by the Issuer.

         Section 3.6 Assignment of Lease Agreement and Revenues; Mortgaging of Project. Except for Unassigned Rights, the Issuer has assigned its interest in and pledged any moneys receivable under this Lease Agreement to the Trustee as security for payment of Debt Service on and Purchase Price of the Bonds. The Issuer has also joined in the Mortgage and the Assignment for the purpose of mortgaging the Project and granting other collateral to the Bank as security for the payment and performance by the Company of its obligations under the Reimbursement Agreement. The Trustee shall have all rights and remedies herein accorded to the Issuer (except for Unassigned Rights) and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Trustee, and the Trustee and the Holders are deemed to be third party beneficiaries of the representations, warranties, covenants and agreements of the Company herein contained. The Company hereby acknowledges and consents to the foregoing assignments and mortgage by the Issuer.

         Section 3.7 Restrictions on Mortgage or Sale of Project. Except for the Mortgage and Assignment and the assignment of this Lease Agreement and the Revenues hereunder to the Trustee pursuant to the Indenture, the Issuer will not mortgage, sell, assign, transfer or convey the Project during the Lease Term without the prior written consent of the Company. If the laws of the State at the time shall permit it, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of the Project as an entirety to, the City, the County or any public corporation whose property and income are not subject to federal or State taxation and which has corporate authority to carry on the business of owning and leasing the Project; provided, that upon any such consolidation, merger, or transfer, the due and punctual payment of the Debt Service and the due and punctual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the Issuer, shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety. However, nothing in this Section shall authorize the Issuer to act in such a manner as to cause the interest on the Bonds to become Taxable or to become subject to State taxation.

         Section 3.8 Prepayment of Rent; Redemption of Bonds. The Company shall have the right at its option to prepay at any time all or any part of the Basic Rent payable under this Lease Agreement. All Basic Rent so prepaid shall be credited against future payments of Basic Rent as the same become due unless prior to the date on which such credit is to be taken the Company directs such moneys to be used to purchase or redeem Bonds in the manner and to the extent permitted and provided in the Indenture. The amount necessary to redeem Bonds shall be deemed to include, in addition to the redemption price, all expenses necessary to effect the redemption and, if all Bonds are to be redeemed, all other obligations under the Indenture, including the Trustee's and other Fiduciaries' fees, charges and expenses. At least 45 days prior to the proposed redemption date, the Company shall notify the Issuer and the Trustee, in writing, as to the proposed redemption, and the Issuer, upon receiving such notice, shall be obligated and hereby agrees to take all necessary action to have the payment made for the purpose of redeeming Bonds applied to the redemption of as many Bonds as such payment will permit under the redemption provisions of the Bonds and the Indenture.

         Section 3.9  Option to Terminate Lease Agreement and Purchase Project.

               (a) Prior to the expiration of the Lease Term, the Company shall, if it is not then in default hereunder, have the option to terminate this Lease Agreement and purchase the Project from the Issuer upon:

                      (1) if the Bonds remain outstanding, either (A) redemption of all of the Bonds in accordance with the terms thereof and
               Section 3.8 hereof, or (B) payment of the Bonds in full in accordance with Article VIII of the Indenture;

                      (2) written notice to the Issuer of the exercise of such
               option; and

                      (3) payment to the Issuer of the purchase price of the
               Project of $1,000.00, together with payment of any amounts due under Section 3.3(c) hereof.

         When the foregoing conditions shall have been met, the Issuer will promptly convey the Project to the Company (or, if applicable, to any nominee of the Company designated in writing to the Issuer) in accordance with Section 3.11 hereof.

               (b) In the event that, as of the expiration of the Lease Term, the Company shall not have exercised the option to purchase the Project, said option shall continue until the Issuer shall have given written notice to the Company that said option must be exercised within 90 days of the date of the notice and the Company shall thereafter fail to exercise said option within the specified period.

               (c) The Issuer finds and determines that the price payable upon exercise of the option to purchase granted hereby, together with the amounts of Basic Rent and other Rentals payable hereunder, constitutes fair market value for the property for purposes of State law, including without limitation within the interpretation of Act No. 91-635, Legislature of Alabama, and any predecessor statute thereto.

         Section 3.10 Option to Purchase Unimproved Leased Realty. Subject to the provisions of the Mortgage, the Company shall have, and is hereby granted, the option to purchase any Unimproved part of the Leased Realty at any time and from time to time, provided that it furnishes the Issuer and (if the Bonds remain outstanding) the Trustee with the following:

               (a) A notice in writing containing (i) an adequate legal description of that portion of the Leased Realty with respect to which such option is to be exercised, (ii) a statement that the Company intends to exercise its option to purchase such portion of the Leased Realty on a date stated, which shall not be less than 30 nor more than 90 days from the date of such notice and, if applicable, (iii) the name of Company's designee to which the Issuer shall convey the property;

               (b) A certificate of an Independent Engineer, dated not more than 90 days prior to the date of the purchase and stating that, in the opinion of the person signing such certificate, (i) the portion of the Leased Realty with respect to which the option is exercised is not needed for the operation of the Project for the purposes hereinabove stated and (ii) the purchase will not impair the usefulness of the Project and will not destroy the means of ingress thereto and egress therefrom; and

               (c) The purchase price for such portion of the Leased Realty, being equal to $8,500 per acre, which shall be paid directly to the Trustee for the account of the Issuer and deposited in the Bond Fund; provided, however, that if the Bonds shall at the time have been paid in full, the amount of such purchase price shall equal $10 per acre, shall be paid directly to the Issuer and shall be credited against the option price payable pursuant to Section 3.9 hereof.

Upon receipt of the notice, certificate and purchase price required above, the Issuer will promptly convey, in accordance with Section 3.11 hereof, that portion of the Leased Realty with respect to which the Company shall have exercised the option granted to it in this Section. If such option relates to Leased Realty on which transportation or utility facilities are located, the Issuer shall retain an easement to use such transportation or utility facilities to the extent necessary for the continued efficient operation of the Project.

         Section 3.11 Conveyance on Exercise of Option to Purchase. At the closing of the purchase pursuant to the exercise of any option to purchase granted herein, the Issuer will upon receipt of the purchase price deliver to the Company documents conveying to the Company or its designee the property with respect to which such option was exercised, as such property then exists, subject only to the following: (a) those liens and encumbrances, if any, to which title to the property was subject when conveyed to the Issuer; (b) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; and (c) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease Agreement.

         Section 3.12 Use of Party Walls. If the Company purchases any Unimproved part of the Leased Realty pursuant to the provisions hereof or otherwise acquires or leases other real property adjacent to the Leased Realty, all walls presently standing or hereafter erected on or contiguous to the boundary line of the land so purchased, acquired or leased by the Company shall be party walls and each party grants the other a ten foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying-in of new construction. If the Company utilizes any party wall for the purpose of tying in new construction that will be utilized under common control with the Project, Company may also tie in the utility facilities on the Leased Realty for the purpose of serving the new construction and may remove any non-loadbearing wall panels in the party wall; provided, however, that if the property so purchased, acquired or leased by the Company ceases to be operated under common control with the Project, Company covenants that it will install non-loadbearing wall panels similar in quality to those that have been removed and will provide separate utility services for the new construction.





                              [END OF ARTICLE III]

                                   ARTICLE IV

                        PROVISIONS RESPECTING THE PROJECT
                        ---------------------------------

         Section 4.1 Agreement to Complete Project. Pursuant to the Inducement Agreement and hereby reaffirmed, the Issuer authorized the Company to commence the planning, design, acquisition, construction, improvement and equipping of the Project and the Company accepted such authorization. In accordance with such authorization, the Company has consummated the acquisition of the Existing Facilities and is proceeding with the acquisition, construction, improvement and equipping of the remainder of the Project, which the Company shall complete as promptly as is practicable.

         Promptly following the issuance and sale of the Bonds the Issuer will reimburse the Company for funds heretofore advanced and expenses incurred by the Company for qualifying Project Costs.

         The Issuer has in the Indenture authorized and directed the Trustee to make payments from the Construction Fund, and shall cause payments to be made from the Construction Fund for Project Costs, which shall, subject to any applicable restrictions or limitations prescribed under the Code, include:

               (a) The acquisition, construction and installation, as applicable, of all real or personal properties constituting a "project" within the meaning of the Act or necessary in connection therewith, including architect's and engineer's fees incidental thereto;

               (b) The purchase price of any land or any part of a building that may be acquired by purchase;

               (c) All expenses in connection with the authorization, sale and issuance of revenue bonds to finance such acquisition, construction and installation;

               (d) Interest on such revenue bonds for a reasonable time prior to, during and for a period not exceeding two years after completion of, such acquisition, construction and installation; and

               (e) Any other costs necessary or incidental for the foregoing or permitted, either expressly or impliedly, under the provisions of the Act.

Payments from the Construction Fund shall be made in all such cases only upon advance submission of each payment requisition to the Trustee bearing the written approval of the Issuer and the Company, and subject to the requirements of the Indenture and the Reimbursement Agreement with respect to withdrawals from the Construction Fund.

         In the event that, after reasonable request made to the Issuer by the Company, the Issuer fails or refuses to issue or execute a payment requisition for payment from the Construction Fund of any item that may under the terms of this Lease Agreement be paid from the Construction Fund (including reimbursement to the Company as aforesaid), the Project Supervisor, who is hereby irrevocably appointed as agent for the Issuer for such purposes, may issue and execute, also for and in the name and behalf of the Issuer and without any approval of any officer, employee or other agent thereof, such payment requisition for payment from the Construction Fund.

         In the event the Refunding Obligations are hereafter issued and applied to refund the Series 1996A Bonds, any payment requisition for any item of Project Costs not described in, or the cost for which item is other than as described in, the information to be hereafter furnished by the Company and referred to in Section 2.5(b)(2)(ii) hereof for purposes of the Information Return Form 8038 that will be required by Section 149(e) of the Code to be filed by the Issuer in connection with the issuance of the Refunding Obligations, shall identify such items with particularity and shall be accompanied by (i) evidence satisfactory to Bond Counsel that the average reasonably expected economic life of the facilities being financed by the Refunding Obligations is not less than 5/6ths of the average maturity of the Refunding Obligations and
(ii) a Non-Taxability Opinion with respect to such disbursement.

         Section 4.2 No Warranty of Suitability by Issuer. The Company recognizes that since the plans and specifications for constructing and equipping the Building will be prepared to its order, and that since the Equipment will be selected by it, the Issuer can make no warranty, either express or implied, or offer any assurances, that the Building or the Equipment will be suitable for the Company's purposes or needs or that the proceeds derived from the sale of the Bonds will be sufficient to pay in full all the Project Costs.

         Section 4.3 Issuer to Pursue Remedies Against Contractors, Subcontractors and Sureties. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Project, the Issuer at the request of the Company will promptly proceed (at the Company's sole cost and expense), either separately or in conjunction with others, to exhaust the remedies of the Issuer against the contractor or subcontractor so in default and against his surety, if any, for the performance of such contract. The Issuer will advise the Company of the steps it intends to take in connection with any such default. If the Company shall so notify the Issuer, the Company may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Company deems reasonably necessary, and in such event the Issuer will cooperate fully with the Company and will take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the completion of the Project shall, after payment of all costs and expenses including reasonable attorney's fees incurred in connection with the foregoing, be paid into the Construction Fund.

         Upon completion of the Project or at any time prior thereto upon the request of the Company, so long as it is not in default hereunder, the Issuer will assign to the Company all warranties and guaranties of all contractors, subcontractors, suppliers, architects and engineers for the furnishing of labor, materials or equipment or for supervision or design in connection with the Project and any rights or causes of action against any of the foregoing.

         Section 4.4 Agreement to Issue Bonds; Application of Proceeds. In order to provide moneys to refund the Prior Bonds and the Interim Indebtedness and to pay or reimburse the prior payment of the Project Costs, the Issuer will proceed as promptly as practicable with the issuance and sale of the Series 1996B Bonds in the aggregate principal amount of $990,000 and the Series 1996A Bonds in the aggregate principal amount of $4,000,000, respectively, bearing interest, maturing and having the other terms and provisions set forth in the Indenture. The proceeds of sale of the Series 1996A Bonds shall be deposited in the Construction Fund, for application to pay or reimburse the prior payment of Project Costs as hereinabove and in the Indenture provided. The proceeds of sale of the Series 1996B Bonds shall be deposited in the Refunding Fund, for immediate application to (a) the retirement of the Interim Indebtedness and (b) the payment to the Prior Trustee for redemption of the Prior Bonds on the earliest practicable date (but in no event later than the 90th day following the Issue Date). On the Issue Date, the Company shall deposit in the Refunding Fund such additional amounts, if any, as shall be necessary to pay in full the Interim Indebtedness and to provide for the redemption, on the redemption date designated by the Prior Trustee, of all outstanding Prior Bonds (including accrued interest thereon to such redemption date).

         Section 4.5  Completion of the Project.

               (a) If moneys representing proceeds of the Series 1996A Bonds shall be insufficient to pay fully all sums required to complete the Project, the Company shall be obligated to complete the acquisition, construction and equipping of the Project at its own expense and the Company shall pay any such deficiency either by making payments directly to the construction contractor or contractors or the suppliers of materials and equipment or by paying into the Construction Fund the moneys necessary to complete the Project, in which case the Issuer will proceed to complete the Project and the cost thereof will be paid from the Construction Fund. The Company shall save the Issuer whole and harmless from any obligation to pay any amount in excess of the money available therefor in the Construction Fund. The Company shall not by reason of the payment of such excess costs from its own funds (whether by direct payment thereof or payment into the Construction Fund) be entitled to any diminution in the payment of Rentals hereunder.

               (b) The Company shall on behalf of the Issuer notify the Trustee of the Completion Date of the Project by a certificate signed by the Project Supervisor stating:

                      (i) the date on which the acquisition, construction and
               equipping of the Project were substantially completed (the "Completion Date");

                      (ii) that all other facilities necessary in connection
               with the Project have been acquired, constructed, improved and equipped;

                      (iii) that the acquisition, construction, improvement and
               equipping of the Project and those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, buildings, environmental and other similar governmental regulations;

                      (iv) that all costs of that acquisition, construction,
               improvement and equipping then or theretofore due and payable have been paid; and

                      (v) the amounts (if any) which the Trustee shall retain in the Construction Fund for the payment of Project Costs not yet due or for liabilities which the Company is contesting or which otherwise should be retained.

         Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Issuer and the Company will cooperate one with the other in causing such certificate to be furnished to the Trustee.

               (c) Any moneys remaining in the Construction Fund after the Completion Date, other than amounts specified pursuant to clause (v) of subsection (b) of this Section 4.5, shall, at the direction of the Project Supervisor, promptly be (i) used to acquire, construct, install, equip or improve such additional real or personal property in connection with the Project as is designated by the Project Supervisor and the acquisition, construction, installation, equipment and improvement of which will be permitted under the Act and the Code; (ii) paid into the Bond Fund to be applied to the redemption of Bonds in accordance with their terms and, until such application, to be invested as provided in Section 5.7 hereof at a yield not exceeding the yield on the Bonds; or (iii) applied to any combination of the foregoing as is provided in that direction. Any direction to apply moneys from the Construction Fund pursuant to this subsection (c) shall be accompanied by a statement of the yield at which such moneys are to be invested and for what period and by a Non-Taxability Opinion with respect to such application and further opining to the effect that such application is permitted under the Act.

         Section 4.6  Maintenance, Alterations and Improvements.

               (a) The Company will, at its own expense, (i) keep the Project in as reasonably safe condition as its operations permit, and (ii) keep the Project in good order and repair, and from time to time make all needful and proper repairs, renewals and replacements thereto, including external and structural repairs, renewals and replacements. In lieu of making such repairs, renewals and replacements, the Company may, if it so desires, furnish to the Issuer the funds necessary therefor, in which case the Issuer will proceed to make such repairs, renewals and replacements.

               (b) Subject to the provisions of the Mortgage, the Company may, also at its own expense, make any additions, improvements or alterations to the Project that it may deem desirable for its business purposes, provided that such additions, improvements or alterations do not adversely affect the value or utility of the Project or its character as a "project" under the Act or the character of the Project as qualifying facilities under Section 144(a)(12)(C) of the Code. In lieu of making such additions, improvements or alterations itself, the Company may, if it so desires, furnish to the Issuer the funds necessary therefor, in which case the Issuer will proceed to make such additions, improvements or alterations. In connection with any such additions, improvements or alterations (including for this purpose additional machinery or equipment) and in connection with completing the Project (should Bond proceeds prove insufficient therefor), the Company may incur additional indebtedness secured by one or more liens on or security interests in the Project or any part thereof, and the Issuer shall join in the granting of such liens and security interests as the Company may request, provided any such lien or security interest (other than a purchase money security interest, which may be prior in rank) shall be subordinated in rank to the lien and security interest of the Mortgage.

               (c) All such additions, improvements and alterations made by the Company or the Issuer shall become a part of the Project and shall be subject to the demise of this Lease Agreement and the lien of the Mortgage; provided, however, that any equipment, furniture or fixtures installed on the Project by the Company and not constituting replacements or renewals of Equipment constituting a part of the Project may, subject to the provisions of the Mortgage, be removed by the Company at any time and from time to time while it is not in default under the terms of this Lease Agreement; and provided further, that any damage to the Project occasioned by such removal shall be repaired by the Company at its own expense. The same provisions will apply with respect to equipment, furnishings or fixtures of any sublessee or user of the Project pursuant to Section 3.5 hereof.

               (d) The Company will not permit any mechanic's or other liens to stand against the Project for labor or material furnished by others in connection with the acquisition, construction or equipping of the Project or any additions, improvements, alterations or repairs so made by the Company. The Company may, however, in good faith contest any such mechanic's or other liens and in such event may permit any such liens to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action the Project or any part thereof shall be subject to loss or forfeiture, in which event such mechanic's or other liens shall be promptly satisfied.

               (e) The Company may, also at its own expense, subject to the provisions of the Mortgage, connect or "tie-in" walls and utility and other facilities located on the Leased Realty to other facilities owned or leased by it on real property adjacent to the Leased Realty or partly on such adjacent real property and partly on the Leased Realty but only if the Company furnishes the Issuer and the Bank a certificate of an Independent Engineer that such connection and "tie-in" of walls and facilities will not unreasonably interfere with the operation of the Project.

               (f) The Issuer will, upon request of the Company, grant such utility, transportation and other similar easements over, across or under the Leased Realty as shall be necessary or convenient for the furnishing of utility and other similar services or the provision of ingress or egress in respect of the Leased Realty or other real property adjacent to or near the Leased Realty, provided that such easements shall not adversely affect the operations of any facilities forming a part of the Project.

         Section 4.7  Taxes, Other Governmental Charges and Utility Charges.

               (a) The Issuer and the Company acknowledge that (i) under the law in existence as of the Issue Date, (A) by reason of the entry by the Issuer and Kinark into the Original Lease prior to May 21, 1992, the Existing Facilities will not be subject, until September 2, 1999, to ad valorem taxation by the State or by any political or taxing subdivision thereof, and (B) by reason of the Inducement Agreement, the New Facilities are exempt, throughout the Maximum Exemption Period, from all ad valorem taxation by the State or by any political or taxing subdivision thereof, except such taxation (if any) as is levied for educational purposes; (ii) under the law in existence as of the Issue Date, the income and profits (if any) of the Issuer from the Project are not subject to either federal or State taxation; and (iii) these factors, among others, induced the Company to enter into this Lease Agreement. In the event such exemptions are terminated or deemed inapplicable to the Project, the Company may at its option terminate this Lease Agreement upon payment in full of all Debt Service then due and compliance with the other provisions of Section 3.8 hereof, whereupon the Issuer shall convey the same to the Company. However, the Company will pay, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Company onto the Leased Realty (including, without limiting the generality of the foregoing, (i) any taxes levied on or with respect to the income or profits of the Issuer from the Project which, if not paid, will become a lien on the Project or a charge on the revenues and receipts from the Project prior to or on a parity with the lien of the Mortgage thereon and (ii) any ad valorem taxes levied for educational purposes or assessed upon the Company's interest in the Project), and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, however, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Lease Term.

               (b) The Company agrees to pay all gas, electric, light and power, water, sewer and all other charges for the operation, maintenance, use and upkeep of the Project.

               (c) The Company may, subject to the provisions of the Mortgage, at its own expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, unless by such action the title of the Issuer to any part of the Project shall be materially endangered or the Project or any part thereof shall become subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid forthwith by the Company. The Issuer will cooperate fully with the Company in any such contest.

         Section 4.8  Insurance.

               (a) The Company will cause the Project to be insured and at all times keep the Project insured, including during the period of construction of the Project (during which time such insurance may be provided by way of builders' risk insurance), against loss and/or damage to the Project by fire and other perils (including vandalism and malicious mischief) customarily covered by the extended coverage clause of fire insurance policies in an amount equal to the full replacement cost of the Project. The Company will pay all premiums on such insurance. All such policies shall be for the benefit of the Company and the Bank (as mortgagee under the Mortgage), as their respective interests may appear. All such insurance policies shall be taken out and maintained with generally recognized, responsible insurance companies, each of which shall be qualified and authorized to assume the respective risks undertaken.

               (b) The Company shall also take out and at all times maintain and pay the premium on policies of general liability insurance with generally recognized, responsible insurance companies, each of which shall be qualified to assume the risks undertaken, for the benefit of the Trustee, the Issuer, the Bank and the Company, as their interests may appear. Such general public liability insurance shall insure against liability for injuries to persons and property or death or accidental injuries arising out of the occupancy, use or operation of the Project, in the minimum amount of $1,000,000 combined single limit coverage, and also in the aforesaid amount with respect to any vehicle used in connection with the Project.

         All such insurance shall be provided during the entire Lease Term. Notwithstanding the foregoing, during the construction phase of the New Facilities such insurance as may be applicable to the New Facilities may be provided by way of builders' risk insurance which shall be for the benefit of the parties specified above, as their respective interests may appear. Each policy shall provide that the policy may not be cancelled or expire without at least 30 days' prior written notice of such cancellation or expiration by the insurer to the Company and, as applicable, to the Issuer, the Trustee and the Bank. Such insurance may also be provided under a blanket insurance policy or policies.

         Section 4.9 Advances. In the event that the Company fails to take out or maintain the full insurance coverage required by this Lease Agreement, fails to pay the taxes and other charges required to be paid by the Company at the times they are required to be paid, or fails to keep the Project in as reasonably safe condition as its operating conditions permit and the Plant in good order and repair, the Issuer or the Trustee, after first notifying the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same, pay such taxes or other charges, or make such repairs, renewals and replacements as may be necessary to maintain the Project in as reasonably safe condition as the Company's operations permit and the Plant in good order and repair, respectively; and all amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Company to the Issuer or to the Trustee, as the case may be, which amounts, together with interest thereon at the Interest Rate for Advances, the Company agrees to pay. Any remedy herein vested in the Issuer or the Trustee for the collection of the Rentals shall also be available to the Issuer and the Trustee for the collection of all such amounts so advanced.

         Section 4.10 Damage or Destruction. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Project is destroyed (in whole or in part) or is damaged by fire or other casualty, the Company shall be obligated to continue to pay Rentals, to perform its other obligations and covenants hereunder and to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not, in the opinion of Bond Counsel, impair the character of the Project as a "project" under the Act or as qualifying facilities under Section 144(a)(12)(C) of the Code.

         The Company may apply for such purpose so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses. In the event said Net Proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Company will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said Net Proceeds or will pay to the Issuer or the Trustee on behalf of the Issuer the moneys necessary to complete the work, in which case the Issuer will proceed so to complete the work. The Company shall not, by reason of the payment of such excess costs (whether by direct payment thereof or payment to the Issuer or Trustee therefor), be entitled to any reimbursement from the Issuer or any abatement or diminution of the Rentals payable hereunder. Any balance of Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Company.

         Notwithstanding the foregoing, if the Company shall determine that such repair, restoration or rebuilding is not, in whole or in part, economically viable, then the Company may exercise its option to redeem Bonds in accordance with their terms, in which case the Net Proceeds (or such portion thereof as is allocable to the portion of the Project not being repaired, restored or rebuilt) shall be applied to such redemption.

         The Issuer shall cooperate fully with the Company in the handling of any prospective or pending insurance claim with respect to the Project or any part thereof. In no event will the Issuer voluntarily settle, or consent to the settlement of, any prospective or pending insurance claim with respect to the Project or any part thereof without the written consent of the Company, in its sole discretion.

         Section 4.11 Condemnation. In the event that title to, or the temporary use of, the Project or any part thereof or interest therein shall be taken under the exercise of the power of eminent domain by any Governmental Authority or by any Person acting under governmental authorization, the Company shall be obligated to continue to pay Rentals and to perform its other obligations and covenants hereunder. If the Company so elects, the Issuer and the Company will cause the Net Proceeds received by them or the Trustee or any of them from any award made in such eminent domain proceedings to be applied, as shall be directed in writing by the Company within 120 days from entry of a final order in such eminent domain proceedings, to:

               (a) the restoration of the remaining improvements located on the Leased Realty to substantially the same condition as existed prior to the exercise of the power of eminent domain, and/or

               (b) the acquisition, by construction or otherwise, by the Issuer of other lands or improvements suitable for the Company's operations at the Project (which land or improvements shall be deemed a part of the Project and available for use and occupancy by the Company without the payment of any rent other than herein provided for to the same extent as if such land or other improvements were specifically described herein and demised hereby).

         In the event that the Company elects either of the foregoing options and said Net Proceeds are not sufficient to pay in full the costs of such restoration or acquisition, the Company will nonetheless pay that portion of the costs thereof in excess of the amount of said proceeds or will pay to the Issuer or the Trustee on behalf of the Issuer the moneys necessary to complete the work, in which case the Issuer will proceed so to complete the work. The Company shall not, by reason of the payment of such excess costs (whether by direct payment thereof or payment to the Issuer or Trustee therefor), be entitled to any reimbursement from the Issuer or any abatement or diminution of the Rentals payable hereunder.

         Notwithstanding the foregoing, if the Company shall determine that such restoration or acquisition is not, in whole or in part, economically viable, then the Company may exercise its option to redeem Bonds in accordance with their terms, in which case the Net Proceeds (or such portion thereof as is allocable to the portion of the Project not being restored) shall be applied to such redemption.

         Any balance of such Net Proceeds remaining after the application thereof as hereinabove provided shall be paid to the Company.

         The Issuer shall cooperate fully with the Company in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Company to litigate in any such proceeding in the name and behalf of the Issuer, through counsel of Company's own choice; provided, however, if the Issuer is legally required to participate through its own counsel in any such defense, the Company shall be responsible for the reasonable fees and charges of such counsel. In no event will the Issuer voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Company, in its sole discretion.

         Section 4.12 Removal and Disposition of Equipment. Subject to the provisions of the Mortgage, the Company may, if no Event of Default shall have occurred and be continuing, remove or sever any item of the Equipment from the Project and use such item in its other operations or sell or otherwise dispose of such item in any way the Company may see fit, free of the demise of this Lease Agreement and of the lien of the Mortgage and without the Company having any responsibility or accountability to the Issuer or the Bank (as mortgagee under the Mortgage) therefor, provided that the Company shall first have substituted property of equal value and utility, free and clear of liens prior to the lien of the Mortgage, or shall have deposited with the Bank the proceeds of such disposition.



                               [END OF ARTICLE IV]

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS
                       -----------------------------------

         Section 5.1 General Covenants. The Company will not do or permit anything to be done on or about the Project that will affect, impair or contravene any policies of insurance that may be carried on the Project or any part thereof against loss or damage by fire, casualty or otherwise. The Company will, in the use of the Project and the public ways abutting the same, obtain all Necessary Authorizations and comply with all lawful requirements of all Governmental Authorities; provided, however, the Company may, at its own expense in good faith, contest the validity or applicability of any such requirement.

         Section 5.2 Inspection of Project. The Company will permit the Issuer, the Trustee, the Bank and their respective duly authorized agents at all reasonable times during normal business hours and on reasonable advance notice to enter upon, examine and inspect the Project and, provided the same shall not unduly infringe on trade secrets or processes of the Company, to have access to, inspect, examine and make copies of the books and records, accounts and data of the Company pertaining to the Project.

         Section 5.3 Indemnification. The Company releases the Issuer from, agrees that the Issuer shall not be liable for, and indemnifies the Issuer, its servants, agents and employees against, all liabilities, claims, costs and expenses imposed upon or asserted against the Issuer, in the absence of gross negligence, bad faith or willful or wanton misconduct on the part of the Issuer, on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Lease Agreement or any other Company Document, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance and sale of the Bonds, and the provision of any information furnished by the Company or its authorized agents in connection therewith concerning the Project or the Company (including, without limitation, any information furnished by the Company referred to in Section 2.3(g) hereof or any information hereafter furnished by the Company referred to in Section 2.5(b)(2) hereof); and (d) any claim, action or proceeding brought with respect to the matters set forth in (a), (b) or (c) above.

         The Company agrees to indemnify each Fiduciary (as defined in the Indenture) for and to hold it harmless against all liabilities, claims, costs and expenses incurred without negligence, bad faith or willful or wanton misconduct on the part of such Fiduciary on account of any action taken or omitted to be taken by such Fiduciary in accordance with the terms of this Lease Agreement, the Bonds or the Indenture or at the request or with the consent of the Company, including the costs and expenses of such Fiduciary in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under any such instrument.

         In case any action or proceeding is brought against the Issuer or any Fiduciary in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Company shall not be liable for any settlement without its consent, unless it shall have failed after due notice to participate in such proceedings.

         The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer and each Fiduciary, respectively. That indemnification is intended to and shall be enforceable by the Issuer and each Fiduciary, respectively, to the full extent permitted by law. The covenant of indemnity by the Company contained in this Section shall survive the termination of this Lease Agreement.

         Section 5.4 Company Not to Adversely Affect Exclusion from Gross Income. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Series 1996B Bonds and (if and when issued) the Refunding Obligations to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

         Section 5.5 Covenants Under Other Company Documents. The Company shall observe and perform all covenants and agreements to be observed or performed by the Company under the other Company Documents.

         Section 5.6 Rebate Fund Calculations and Payments. Within 20 days after each Computation Date, the Company shall calculate with respect to the Series 1996B Bonds the amount of Excess Earnings as of that Computation Date and shall notify the Trustee of that amount, whereupon the Trustee shall notify the Company in writing of the amount then on deposit in the Rebate Fund. If the amount then on deposit in the Rebate Fund created under the Indenture is less than the amount of Excess Earnings (computed by taking into account the amount or amounts, if any, previously paid to the United States pursuant to Section 407 of the Indenture and this Section), the Company shall, within five days after the date of the aforesaid notice, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings (computed as aforesaid); provided no such payment shall be required with respect to earnings on a bona fide debt service fund during any Bond Year when the gross earnings on such fund during the Bond Year were less than $100,000. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture or the termination of this Lease Agreement.

         Notwithstanding the foregoing, if all "gross proceeds" (within the meaning of Section 148(f)(4)(B)(i)(I) of the Code) of the Series 1996B Bonds are certified by the Company to the Trustee to have been expended within six months of the Issue Date for the governmental purpose for which the Series 1996B Bonds were issued, and the Company further certifies its reasonable expectation that no other gross proceeds will arise during the remainder of the term of the Series 1996B Bonds, the provisions of this Section 5.6 and Section 407 of the Indenture shall not be applicable except to the extent that any gross proceeds become available more than six months after the Issue Date. Moreover, the provisions of this Section 5.6 and Section 407 of the Indenture shall not apply if and to the extent that the Issuer, the Company and the Trustee receive a Non-Taxability Opinion regarding the failure to comply therewith.

         Section 5.7 Investment of Fund Moneys. At the written direction of the Company, any moneys held as part of the Bond Fund and the Bond Purchase Fund (except for moneys therein (i) held pursuant to Section 403 of the Indenture, (ii) to pay Unsurrendered Bonds (as defined in the Indenture) or (iii) representing proceeds of a drawing under the Letter of Credit, which moneys shall be either held in cash and not invested or invested only in Government Obligations with a maturity of not to exceed 30 days or fewer, as needed) and the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments (as defined in the Indenture). The Company will not issue, or permit to be issued on its behalf, any instructions for the investments of any moneys in the Rebate Fund, the Bond Purchase Fund or the Bond Fund if, as a result of any such investment being made in accordance therewith, the Series 1996B Bonds would be considered "arbitrage bonds" within the meaning of Section 148 of the Code or "hedge bonds" within the meaning of Section 149(g) of the Code. Additionally, the Issuer and the Company will continually comply with all provisions of the Code necessary in order to prevent the Series 1996B Bonds from being considered "arbitrage bonds" within the meaning of Section 148 of the Code or "hedge bonds" within the meaning of Section 149(g) of the Code.

         Any officer of the Issuer having responsibility for issuing the Series 1996B Bonds, in conjunction with the Company or any officer, employee or agent of or consultant to the Company, shall give an appropriate certificate of the Issuer pursuant to said Section 148 of the Code, for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Issuer as of the Issue Date regarding the amount and use of the proceeds of the Series 1996B Bonds and the facts, estimates and circumstances on which those expectations are based. The Company shall provide the Issuer with, and the Issuer's certificate may be premised on, a certificate of an appropriate officer, employee or agent of or consultant to the Company setting forth the reasonable expectations of the Company as of the Issue Date regarding the amount and use of the proceeds of the Series 1996B Bonds and the facts, estimates and circumstances on which those expectations are based.

         Section 5.8  Letter of Credit; Alternate Credit Facility.

               (a) On or before the Issue Date, the Company shall cause to be delivered to the Trustee the Initial Letter of Credit. The Company may at any time and from time to time, but shall not be required to, deliver a Substitute Letter of Credit to the Trustee in substitution for the Existing Letter of Credit.

               (b) The following provisions define the Company's alternative obligations with respect to a Substitute Letter of Credit, depending on the event prompting delivery thereof:

                      (1) The Company shall give the Trustee at least 45 days'
               prior written notice of a proposed Letter of Credit Substitution Date, which notice shall specify (A) the name of the issuer of the proposed Substitute Letter of Credit, (B) the branch address, contact person and phone number with respect to such issuer, (C) any short-term or long-term ratings assigned by any Rating Agency to the obligations of such issuer, (D) the name of the counsel to such issuer which shall render the opinion required pursuant to subsection (d)(3) of this Section 5.8 and (E) the proposed Letter of Credit Substitution Date. Not fewer than 10 days prior to a proposed Letter of Credit Substitution Date, the Company shall deliver to the Trustee a binding commitment for the issuance of such Substitute Letter of Credit and the Related Documentation.

                      (2) At least 30 days prior to the Stated Expiration Date
               of the Existing Letter of Credit, the Company shall, unless it has determined to let the Bonds become subject to Mandatory Tender in connection with such Stated Expiration Date, furnish or cause to be furnished to the Trustee either (A) a binding commitment from the Bank for the issuance of an Extension Letter of Credit, or (B) a binding commitment for the issuance of a Substitute Letter of Credit from the issuer thereof, accompanied by the information set forth in the first sentence of subsection
               (b)(1) of this Section.

                      (3) If the Company intends that the Bonds be secured by a
               Letter of Credit following a Proposed Conversion Date (as defined in the Indenture), the Company shall, at the time it gives the notice required under Section 202(g) of the Indenture, furnish or cause to be furnished to the Trustee a binding commitment for the issuance of a Substitute Letter of Credit from the issuer thereof, accompanied by the information set forth in the first sentence of subsection (b)(1) of this Section.

               (c) Each Substitute Letter of Credit delivered to the Trustee pursuant to this Section must meet the following criteria:

                      (1) such Substitute Letter of Credit shall be
               substantially in the same form and of the same tenor as the Initial Letter of Credit, including provision for the payment of interest on the Bonds (or the interest portion of the purchase price of Bonds tendered, or deemed tendered, for purchase) for a period of 120 days (A) at the Cap Rate (as defined in the Indenture), if the Bonds then bear interest at the Seven-Day Rate (as defined in the Indenture), or (B) at the Fixed Rate (as defined in the Indenture) then borne or about to be borne by the Bonds;

                      (2) the effective date of such Substitute Letter of Credit shall be (A) the Conversion Date, (B) the first Business Day of the calendar month in which the Stated Expiration Date is to occur or (C) the Letter of Credit Substitution Date, whichever shall have been the corresponding event prompting delivery of the Substitute Letter of Credit; and

                      (3) such Substitute Letter of Credit must have a Stated
               Expiration Date that is not sooner than one year after its effective date.

               (d) Each Substitute Letter of Credit (other than any Extension Letter of Credit) delivered to the Trustee must be accompanied by the following Related Documentation, to the extent applicable:

                      (1) documentation satisfying one of the following three
               provisions:

                              (A) if the Bonds are then rated, written evidence
                      from each Rating Agency that maintains a rating with respect to the Bonds that (i) such Rating Agency has reviewed the proposed Substitute Letter of Credit, and
                      (ii) the substitution of the proposed Substitute Letter of Credit will not, by itself, result in a reduction or permanent withdrawal of its rating of the Bonds;

                              (B) if the Bonds are not then rated, written
                      evidence from either Moody's or S & P to the effect that the short-term (if the Bonds then bear interest at the Seven-Day Rate) or long-term (if the Bonds then bear interest at the Fixed Rate) rating of the issuer of the proposed Substitute Letter of Credit is in the same category as or a higher category than the applicable rating of the issuer of the Existing Letter of Credit; or

                              (C) whether or not the Bonds are then rated, (i)
                      written evidence from either Moody's or S & P to the effect that the short-term (if the Bonds then bear interest at the Seven-Day Rate) or long-term (if the Bonds then bear interest at the Fixed Rate) rating of the issuer of the proposed Substitute Letter of Credit is at least P-3 or A-3 (short-term) or Baa3 or BBB- (long-term), respectively, and (ii) a Non-Taxability Opinion specifically addressing (I) the reduction or permanent withdrawal of the rating on the Bonds, if the Bonds are then rated, or (II) if the Bonds are not then rated, the fact that the short-term or long-term rating of the issuer of the proposed Substitute Letter of Credit is in a lower category than the applicable rating of the issuer of the Existing Letter of Credit;

                      (2) a Non-Taxability Opinion with respect to the proposed
               substitution, further opining to the effect that such Substitute Letter of Credit is authorized by this Lease Agreement and the Indenture; and

                      (3) an opinion of counsel for the issuer of such
               Substitute Letter of Credit to the effect that (A) such

               Substitute Letter of Credit is a valid, binding and enforceable obligation of the issuer thereof; (B) use of the proceeds of a drawing on such Substitute Letter of Credit to pay Debt Service on the Bonds would not be avoidable as a preferential payment under Section 547 of the Bankruptcy Code recoverable under
               Section 550 thereof should the Company or the IDB become a debtor in a proceeding commenced thereunder; and (C) the Substitute Letter of Credit and the Bonds are not required to be registered under the Securities Act of 1933, as amended, and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

               (e) At the close of business on the effective date of any Substitute Letter of Credit, the Trustee shall return the Existing Letter of Credit to the issuer thereof, provided that any draws on such Existing Letter of Credit made on or prior to such date have been honored. Any draws that, under the terms of the Indenture, are to be made on the Letter of Credit on or prior to the effective date of a Substitute Letter of Credit shall be made under the Existing Letter of Credit. Not later than the close of business on the effective date of a Substitute Letter of Credit, the Bank shall deliver to the Trustee written evidence that all obligations of the Company to the issuer of the Existing Letter of Credit for reimbursement of amounts drawn thereunder shall have been satisfied, and upon receipt of such evidence any Bank Bonds held by the Tender Agent (as both said terms are defined in the Indenture) under the Indenture for the benefit of the issuer of the Existing Letter of Credit shall be delivered to, or upon the order of, the Company.

               (f) The Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility to supplement the Letter of Credit or to provide credit enhancement in place of a Letter of Credit. Any such Alternate Credit Facility shall be payable to the Trustee for the benefit of the Holders of the Bonds and shall have administrative provisions satisfactory to the Trustee. The preconditions for delivery of an Alternate Credit Facility shall be identical in substance to those detailed in this Section for delivery of a Substitute Letter of Credit, with such modifications, however, as shall be appropriate to comport with the form and character of the Alternate Credit Facility.


                               [END OF ARTICLE V]

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------

         Section 6.1 Events of Default. Each of the following shall be an Event of Default under this Lease Agreement:

               (a) Failure by the Company to make when due any payment of Basic Rent and continuation of such failure for a period of five days after written notice thereof shall have been given to the Company by the Issuer or the Trustee.

               (b) Failure by the Company to make any other payments due hereunder or to observe and perform any other covenant, condition or agreement on its part to be observed or performed and continuation of such failure for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can be corrected but not within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is corrected.

               (c) The occurrence of an Act of Bankruptcy; provided, however, that if any such petition or proceeding is filed against the Company, such filing shall not constitute an Event of Default hereunder unless such petition shall remain undismissed for a period of 120 days after filing; provided further, however, that the occurrence of an Event of Default under this subsection and the exercise of remedies upon any such occurrence shall be subject to any applicable limitations of federal or state law affecting or precluding such occurrence or exercise during the pendency of or immediately following any liquidation or reorganization proceedings.

               (d) There shall occur an Event of Default under and as defined in the Indenture or the Reimbursement Agreement.

               (e) Any representation or warranty made by the Company herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Lease Agreement, any other Company Document or the issuance and sale of the Bonds shall at any time prove to have been false or misleading in any material respect when made or given.

         Section 6.2 Remedies on Default. Whenever any such Event of Default shall have happened and be continuing, the Trustee, as assignee of the Issuer and on its behalf, or (but only as to any Unassigned Rights) the Issuer, may:

               (a) Declare all installments of Basic Rent payable under this Lease Agreement for the remainder of the Lease Term to be immediately due and payable;

               (b) Re-enter and take possession of the Project, without terminating this Lease Agreement, exclude the Company from possession thereof and sublease the Project or any part thereof, for the account of the Company, holding the Company liable for the difference in the rent and other amounts payable by such sublessee and the Rentals and other amounts payable by the Company hereunder;

               (c) Terminate this Lease Agreement, exclude the Company from possession of the Project and lease the same for the account of the Issuer, holding the Company liable for all Rentals due up to the date such lease is made for the account of the Issuer;

               (d) Take whatever action at law or in equity may appear necessary or desirable to collect the Rentals then due, whether by declaration or otherwise, or to enforce any obligation, covenant or agreement of the Company under this Lease Agreement or imposed by any applicable law.

The Issuer may, without consent of the Trustee, waive any Event of Default hereunder with respect to Unassigned Rights, and the Trustee may not, without the written consent of the Issuer, waive any Event of Default hereunder with respect to Unassigned Rights.

         The provisions of this Section are subject to the limitation that any rescission by the Trustee, pursuant to Section 602 of the Indenture, of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration had been made; provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

         Section 6.3 No Remedy Exclusive. No remedy herein conferred upon the Trustee or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         Section 6.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Lease Agreement and the Issuer or the Trustee (in its own name or in the name and on behalf of the Issuer) should employ attorneys or incur other expenses for the collection of Rentals or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company will on demand therefor pay to the Issuer and/or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred; and such amounts shall bear interest at the Interest Rate for Advances from the date of demand to the date of payment.

         Section 6.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                               [END OF ARTICLE VI]

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

         Section 7.1 Prior Agreements Canceled. This Lease Agreement shall completely and fully supersede all other prior agreements, both written and oral, between the Issuer and the Company relating to the acquisition, construction or equipping of the Project, except that (a) the provisions of the Inducement Agreement have been reaffirmed and incorporated by reference herein and (b) the Lease Term specified in the Original Lease shall continue to confer, with respect to the Existing Facilities, the exemptions described in Section 4.7 hereof. Notwithstanding the preceding sentence, any covenants or obligations made in the Original Lease which are expressly stated therein to survive the termination of the Original Lease shall (unless superseded by a comparable provision herein) so survive. No party to any such prior agreement (except as hereinabove referenced) shall hereafter have any rights thereunder but shall look solely to this Lease Agreement for definition and determination of all of its rights, liabilities and responsibilities relating to the Project.

         Section 7.2  Issuer's Liabilities Limited.

               (a) The covenants and agreements contained in this Lease Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Issuer, any members of the Issuer or of its Board of Directors or any of its servants, agents or employees, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the covenants and agreements on its part contained herein.

               (b) No recourse under or upon any covenant or agreement of this Indenture shall be had against any past, present or future incorporator, officer or member of the Board of Directors of the Issuer, or any of its servants, agents or employees, or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Lease Agreement is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the Board of Directors of the Issuer or any successor corporation, or any servants, agents or employees of the Issuer or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Lease Agreement.

               (c) The liability of the Issuer for payment of any money due under any contract or purchase order entered into by or assigned to it, or for any other costs incurred in connection with the acquisition, construction, improvement or equipping of, or other work on, the Project shall be limited solely to (i) the available proceeds of the Bonds, if and when issued, (ii) any money made available to the Issuer for such purpose by the Company or others, and (iii) any revenues or other receipts derived by the Issuer from the Project, subject to prior encumbrances. The Company shall cause a conspicuous notice to that effect to appear on any such contract or purchase order.

         Section 7.3 Execution Counterparts. This Lease Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 7.4 Binding Effect. This Lease Agreement shall inure to the benefit of, and shall be binding upon, the Issuer, the Company and their respective successors and assigns.

         Section 7.5 Amendments. So long as any of the Bonds are outstanding, this Lease Agreement may be amended only with the consent of the Issuer and the Trustee and subject to the provisions of Article VII of the Indenture.

         Section 7.6 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 7.7 Notices. Unless otherwise provided herein, all notices, certificates or other communications hereunder shall be in writing, shall be deemed given and shall be sufficiently given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight courier service, telegram, telefax or other instantaneous transmission device, addressed as follows:

               (a) if to the Issuer, at The Industrial Development Board of the City of Montgomery, Post Office Box 79, Montgomery, Alabama 36101,
         Attention: Chairman of the Board of Directors, Telefax No. (334) 265-4745;

               (b) if to the Company, at KINPAK INC., c/o Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Ft. Lauderdale, FL 33314, Attention: President, Telefax No. (954) 587-2813;

               (c) if to the Trustee, at Regions Bank, 60 Commerce Street, 2nd Floor, Montgomery, Alabama 36104, Attention: Corporate Trust Department, Telefax No. (334) 230-6150; and

               (d) if to the Bank, at First Union National Bank of Florida, 200 East Broward Boulevard, 9th Floor, Ft. Lauderdale, FL 33301, Attention:
         Debbie Gilchrist, Telefax No. (954) 467-5331.

Any party may, by notice given hereunder and under the Indenture, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 7.8 Governing Law. This Lease Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.



                              [END OF ARTICLE VII]

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Lease Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date first hereinabove set forth.




                                         THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                                         CITY OF MONTGOMERY

( S E A L )
                                         By: /s/ R. E. Thornton, Jr.
                                            ------------------------------------
                                            Chairman of its Board of Directors
ATTEST:

/s/ [ILLEGIBLE]
---------------------------
Secretary

                                         KINPAK INC.



                                         By: /s/ Peter G. Dornau
                                            ------------------------------------
                                            President
WITNESS:

/s/ [ILLEGIBLE]
---------------------------
Ast Secretary

                            ACKNOWLEDGMENT OF ISSUER
                            ------------------------

STATE OF ALABAMA      )

MONTGOMERY COUNTY     )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that R. E. Thornton, Jr., whose signature as Chairman of the Board of Directors of The Industrial Development Board of the City of Montgomery is signed to the foregoing Restated Lease Agreement and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

         Given under my hand and seal of office this 16th day of December, 1996.


                                        /s/ [ILLEGIBLE]
                                        -------------------------------
                                        NOTARY PUBLIC, State at Large
( S E A L )                             My Commission Expires: Oct. 8, 1999

                            ACKNOWLEDGMENT OF COMPANY

STATE OF FLORIDA      )

BROWARD COUNTY        )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that Peter G. Dornau, whose signature as President of KINPAK INC., an Alabama corporation, is signed to the foregoing Restated Lease Agreement and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and seal of office this 19 day of December, 1996. Produced Fla D.L. HD650-667-39-223.



                                        /s/ MAIA WALTER
                                        -------------------------------
                                        NOTARY PUBLIC, State at Large
( S E A L )                             My Commission Expires: Oct. 2, 2000



THIS INSTRUMENT PREPARED BY:
Roy S. Goldfinger, Esq.
Roy S. Goldfinger, P.C.
P. O. Box 2007
Montgomery, Alabama 36102-2007
(334) 832-4567

                                    EXHIBIT A

                          DESCRIPTION OF LEASED REALTY